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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use in this registration statement of our report dated February 9, 1998 (except with respect to the matters discussed in Notes 3 and 4, as to which the date is June 29, 1998) included herein and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts

December 18, 1998